Exhibit 99.1

FutureFuel Releases Third Quarter 2021 Results

FutureFuel Third Quarter Net Income of $9.2 Million

Reports Net Income of $9.2 Million or $0.21 per Diluted Share, and Adjusted EBITDA of $11.1 Million

CLAYTON, Mo., November 9, 2021 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter and the nine months ended September 30, 2021.

Third quarter 2021 Financial Highlights (all comparisons are with the third quarter of 2020)

●	Revenues were $98.7 million, up 82% from $54.1 million
●	Adjusted EBITDA was $11.1 million, up 100% from $5.6 million
●	Net income was $9.2 million, or $0.21 per diluted share, up from net income of $6.9 million, or $0.16 per diluted share.

Nine month 2021 Financial Highlights (all comparisons are with the first nine months of 2020)

●	Revenues were $214.3 million, up 39% from $154.6 million
●	Adjusted EBITDA was $8.0 million, down from $18.4 million
●	Net income was $3.9 million, or $0.09 per diluted share, down from net income of $41.1 million, or $0.94 per diluted share.

“This quarter we saw revenues rise across the board, particularly in our Biofuels segment, when compared to the same quarter last year.  These rises are being repeated across all energy markets and when combined with tight supply chains, are leading to a higher cost of doing business.  In this very dynamic period we are fully concentrated on managing our costs and manufacturing margins to deliver full value to our stockholders,” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2021 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the third quarter of 2021.  The remaining quarterly dividend of $0.06 per share is expected to be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three Months Ended September 30,
			Dollar	%
	2021	2020	Change	Change
Revenue	$98,682	$54,138	$44,544	82%
Income from operations	$6,142	$3,804	$2,338	61%
Net income	$9,202	$6,890	$2,312	34%
Earnings per common share:
Basic	$0.21	$0.16	$0.05	31%
Diluted	$0.21	$0.16	$0.05	31%
Adjusted EBITDA	$11,144	$5,575	$5,569	100%

	Nine Months Ended September 30,
			Dollar	%
	2021	2020	Change	Change
Revenue	$214,316	$154,642	$59,674	39%
(Loss) income from operations	$(8,919)	$16,644	$(25,563)	n/a
Net income	$3,910	$41,092	$(37,182)	(90%)
Earnings per common share:
Basic	$0.09	$0.94	$(0.85)	(90%)
Diluted	$0.09	$0.94	$(0.85)	(90%)
Adjusted EBITDA	$7,987	$18,404	$(10,417)	(57%)

Financial and Business Summary

Consolidated revenue in the three and nine months ended September 30, 2021 increased $44,544 and $59,674, compared to the three and nine months ended September 30, 2020. This increase primarily resulted from increased prices in the biofuels segment.  Partially reducing sales revenue in the comparative three and nine month periods was lower biofuels sales volumes.

Income from operations in the three months ended September 30, 2021 increased $2,338 compared to the three months ended September 30, 2020. This increase primarily resulted from:  i) improved margins in the biofuels segment and ii) the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting which increased gross profit $961 in the current three-month period as compared to a decrease in gross profit of $628 in the same prior year period. The change in the unrealized and realized positions in derivative instruments mostly offset these increases with a loss of $2,348 in the current three-month period as compared to a gain of $867 in the same prior year period.

Income from operations in the nine months ended September 30, 2021 decreased $25,563 compared to the nine months ended September 30, 2020. This decline primarily resulted from: i) exorbitant natural gas prices invoiced from Winter Storm Uri which resulted in an increase of $7,800 as compared to the prior year period; ii) a reduction in production volumes given the natural gas curtailment; iii) reduced sales volumes of two custom chemicals we no longer sell; iv) the change in the unrealized and realized positions in derivative instruments with a loss of $10,377 in the nine months ended September 30, 2021 as compared to a gain of $6,789 in the nine months ended September 30, 2020 and v) the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment decreased gross profit $6,067 in the nine months ended September 30, 2021 as compared to an increase in gross profit of $2,266 in the same prior period. Partially offsetting these declines was improved margins in the biofuels segment.

Capital Expenditures

Capital expenditures were $665 in the first nine months of 2021, compared with $3,717 in the same period in 2020.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $161,951 as of September 30, 2021. Cash and cash equivalents were $262,526 as of December 31, 2020.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2020 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$116,787	$198,122
Accounts receivable, inclusive of the blenders' tax credit of $12,679 and $8,300 and net of allowances for bad debt of $55 and $63, respectively	26,555	22,813
Inventory	43,694	33,889
Marketable securities	45,164	64,404
Other current assets	12,355	23,377
Total current assets	244,555	342,605
Property, plant and equipment, net	84,343	91,544
Other assets	5,803	7,155
Total noncurrent assets	90,146	98,699
Total Assets	$334,701	$441,304
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $1,116, respectively	$34,493	$13,437
Dividends payable	2,622	10,498
Other current liabilities	11,089	9,053
Total current liabilities	48,204	32,988
Deferred revenue – long-term	17,920	21,861
Other noncurrent liabilities	2,014	14,572
Total noncurrent liabilities	19,934	36,433
Total liabilities	68,138	69,421
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 and 43,763,243, issued and outstanding at September 30, 2021 and December 31, 2020, respectively	4	4
Accumulated other comprehensive income	155	208
Additional paid in capital	282,446	282,215
Retained (deficit) earnings	(16,042)	89,456
Total Stockholders’ Equity	266,563	371,883
Total Liabilities and Stockholders’ Equity	$334,701	$441,304

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$98,682	$54,138	$214,316	$154,642
Cost of goods sold and distribution	90,490	47,692	216.903	130,886
Gross profit (loss)	8,192	6,446	(2,587)	23,756
Selling, general, and administrative expenses	1,236	1,851	3,946	4,718
Research and development expenses	814	791	2,386	2,394
Total operating expenses	2,050	2,642	6,332	7,112
Income (loss) from operations	6,142	3,804	(8,919)	16,644
Other (expense) income, net	(121)	2,256	792	5,517
Income before income taxes	6,021	6,060	(8,127)	22,161
Income tax benefit	(3,181)	(830)	(12,037)	(18,931)
Net income	$9,202	$6.890	$3,910	$41,092

Earnings per common share
Basic	$0.21	$0.16	$0.09	$0.94
Diluted	$0.21	$0.16	$0.09	$0.94
Weighted average shares outstanding
Basic	43,763,243	43,743,243	43,753,646	43,743,243
Diluted	43,763,243	43,745,339	43,753,709	43,744,107

Comprehensive income
Net income	$9,202	$6,890	$3,910	$41,092
Other comprehensive income (loss) from unrealized net gain (loss) on available-for-sale debt securities	(67)	(8)	(67)	(215)
Income tax effect	14	1	14	45
Total other comprehensive income (loss), net of tax	(53)	(7)	(53)	(170)
Comprehensive income	$9,149	$6,883	$3,857	$40,922

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$3,910	$41,092
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	7,887	8,554
Amortization of deferred financing costs	72	84
Benefit from deferred income taxes	(12,190)	(951)
Change in fair value of equity securities	1,027	5,445
Change in fair value of derivative instruments	2,147	(757)
(Gain) loss on the sale of investments	(835)	1,828
Stock based compensation	-	49
Loss (gain) on disposal of property and equipment	11	(51)
Impairment of intangible asset	1,315	-
Noncash interest expense	24	35
Changes in operating assets and liabilities:
Accounts receivable	(5,086)	73,041
Accounts receivable – related parties	1,344	3,218
Inventory	(9,805)	8,486
Income tax receivable	7,895	(14,379)
Prepaid expenses	3,129	1,349
Prepaid expenses – related parties	(12)	-
Other assets	522	483
Accounts payable	13,379	(51,711)
Accounts payable – related parties	7,645	(341)
Accrued expenses and other current liabilities	(387)	2,295
Accrued expenses and other current liabilities – related parties	-	(64)
Deferred revenue	(1,652)	(793)
Other noncurrent liabilities	(513)	(336)
Net cash provided by operating activities	19,827	76,576
Cash flows from investing activities
Collateralization of derivative instruments	(2,518)	801
Purchase of marketable securities	(21,671)	(5,073)
Proceeds from the sale of marketable securities	40,652	7,729
Proceeds from the sale of property and equipment	-	104
Proceeds from the sale of intangible asset	93	-
Capital expenditures	(665)	(3,717)
Net cash from (used in) investing activities	15,891	(156)
Cash flows from financing activities
Loan proceeds	-	8,180
Payment on loan	-	(8,180)
Deferred financing costs	-	(477)
Proceeds from the issuance of stock	231	-
Payment of dividends	(117,284)	(139,103)
Net cash used in financing activities	(117,053)	(139,580)
Net change in cash and cash equivalents	(81,335)	(63,160)
Cash and cash equivalents at beginning of period	198,122	243,331
Cash and cash equivalents at end of period	$116,787	$180,171

Cash paid for interest	$43	$2
Cash paid for income taxes	$83	$660
Noncash investing and financing activities:
Noncash capital expenditures	$32	$98
Noncash operating leases	$269	442

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$9,202	$6,890	$3,910	$41,092
Depreciation	2,656	2,692	7,877	8,554
Non-cash stock-based compensation	-	-	-	49
Interest and dividend income	(654)	(1,076)	(2,449)	(4,652)
Non-cash interest expense and amortization of deferred financing costs	33	32	96	119
Loss (gain) on disposal of property and equipment	11	(53)	11	(51)
Loss (gain) on derivative instruments	2,348	(867)	10,377	(6,789)
Loss (gain) on marketable securities	729	(1,213)	192	7,273
Other income	-	-	-	(8,350)
Income tax benefit	(3,181)	(830)	(12,037)	(18,931)
Adjusted EBITDA	$11,144	$5,575	$7,987	$18,404

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$19,827	$76,576
Benefit for deferred income taxes	8,882	951
Interest and dividend income	(2,449)	(4,562)
Income tax benefit	(12,037)	(18,931)
Loss (gain) on derivative instruments	10,377	(6,879)
Change in fair value of derivative instruments	(2,147)	757
Change in operating assets and liabilities, net	(16,459)	(21,248)
Other income	-	(8,350)
Impairment of intangible asset	(1,315)	-
Adjusted EBITDA	$7,987	$18,404

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Custom chemicals	$12,720	$10,328	$35,655	$52,129
Performance chemicals	3,971	2,409	12,693	11,139
Chemicals revenue	$16,691	$12,737	$48,348	$63,268
Biofuels revenue	81,991	41,401	165.968	91,374
Total Revenue	$98,682	$54,138	$214,316	$154,642

Segment gross profit (loss)
Chemicals	$5,105	$4,754	$8,089	$20,345
Biofuels	3,087	1,692	(10,676)	3,411
Total gross profit (loss)	8,192	6,446	(2,587)	23,756

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com